UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2025 (May 18, 2025)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock (par value $.01 per share)	COF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I	COF PRI	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J	COF PRJ	New York Stock Exchange
Depository Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series K	COF PRK	New York Stock Exchange
Depository Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series L	COF PRL	New York Stock Exchange
Depository Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series N	COF PRN	New York Stock Exchange
1.650% Senior Notes Due 2029	COF29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective May 18, 2025 (the “Closing Date”), Capital One Financial Corporation, a Delaware corporation (“Capital One” or the “Company”), completed its previously announced acquisition of Discover Financial Services, a Delaware corporation (“Discover”), pursuant to the Agreement and Plan of Merger, dated as of February 19, 2024 (the “Merger Agreement”), by and among Capital One, Discover and Vega Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Discover, with Discover continuing as the surviving corporation (the “Merger”), (ii) immediately following the Merger, Discover merged with and into Capital One, with Capital One as the surviving entity in the second-step merger (the “Second Step Merger,” and together with the Merger, the “Mergers”) and (iii) immediately following the Second Step Merger, Discover Bank, a Delaware-chartered bank and a wholly-owned subsidiary of Discover (“Discover Bank”), merged with and into Capital One, National Association, a national bank and a wholly-owned subsidiary of Capital One (“CONA”), with CONA continuing as the surviving bank (collectively with the Mergers, the “Transaction”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock, par value $0.01 per share, of Discover (“Discover Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Capital One or Discover, was converted into the right to receive 1.0192 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Capital One (“Capital One Common Stock”). Each holder of shares of Discover Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Capital One Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, at the effective time of the Second Step Merger (the “Second Effective Time”), (a) each share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, of Discover (“Discover Series C Preferred Stock”) issued and outstanding prior to the Second Effective Time was converted into the right to receive a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, par value $0.01 per share, of Capital One (“Capital One Series O Preferred Stock”) and (b) each share of 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share, of Discover (“Discover Series D Preferred Stock”) issued and outstanding immediately prior to the Second Effective Time was converted into the right to receive a share of 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share, of Capital One (“Capital One Series P Preferred Stock” and, together with the Capital One Series O Preferred Stock, the “New Capital One Preferred Stock”). In addition, at the Second Effective Time, (i) each outstanding Discover depositary share representing a 1/100th interest in a share of Discover Series C Preferred Stock was converted into a Capital One depositary share representing a 1/100th interest in a share of Capital One Series O Preferred Stock (each, a “Capital One Series O Depositary Share”) and (ii) each outstanding Discover depositary share representing a 1/100th interest in a share of Discover Series D Preferred Stock was converted into a Capital One depositary share representing a 1/100th interest in a share of Capital One Series P Preferred Stock (each, a “Capital One Series P Depositary Share” and collectively with the Capital One Series O Depositary Shares, the “New Capital One Depositary Shares”).

Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding Discover restricted stock unit award was converted into a corresponding restricted stock unit award with respect to Capital One Common Stock, with the number of shares underlying such award adjusted based on the Exchange Ratio, and (ii) each outstanding Discover performance stock unit award was converted into a cash-based award, with the number of shares of Discover Common Stock underlying such performance stock unit award determined based on the greater of target and actual performance, with the per share cash amount determined using the product of the Exchange Ratio and the average of the closing sale prices of Capital One Common Stock for the five trading days ending on the day preceding the closing date of the Mergers. Each such converted Capital One award otherwise continues to be subject to the same terms and conditions as applied to the corresponding Discover equity award immediately prior to the Effective Time.

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Transaction was approximately 257 million shares of Capital One Common Stock. The issuance of shares of Capital One Common Stock, New Capital One Preferred Stock and New Capital One Depositary Shares in connection with the Transaction was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-278812) filed by Capital One with the Securities and Exchange Commission (the “Commission”) and declared effective on January 6, 2025 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transaction, on the Closing Date, (i) Capital One assumed $3,482 million in aggregate principal amount of Discover’s obligations with respect to Discover’s 4.500% Senior Notes due 2026, 4.100% Senior Notes due 2027, 6.700% Senior Notes due 2032 and 7.964% Fixed-to-Floating Rate Senior Notes due 2034 and Discover’s outstanding retail notes (collectively, the “Parent Notes”) and (ii) CONA assumed $3,300 million in aggregate principal amount of Discover Bank’s obligations with respect to Discover Bank’s 4.250% Notes due 2026, 3.450% Notes due 2026, 4.682% Fixed-to-Fixed Rate Subordinated Notes due 2028, 4.650% Notes due 2028 and 2.700% Notes due 2030 (collectively, the “Bank Notes”).

The supplemental indenture and assumption agreements pursuant to which Capital One and CONA, as applicable, assumed the Parent Notes and the Bank Notes, respectively, as well as the original indentures and fiscal and paying agency agreements, as applicable, pursuant to which the Parent Notes and Bank Notes, respectively, were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. Capital One agrees to furnish a copy of such indentures to the Commission upon request.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Transaction, Capital One filed two certificates of designations (each, a “Certificate of Designations”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) establishing the respective powers, preferences, privileges and rights of the Capital One Series O Preferred Stock and the Capital One Series P Preferred Stock. The Certificates of Designations became effective on May 18, 2025, immediately prior to the Second Effective Time. At the Second Effective Time, Capital One issued 5,700 shares of Capital One Series O Preferred Stock to former holders of Discover Series C Preferred Stock and 5,000 shares of Capital One Series P Preferred Stock to former holders of Discover Series D Preferred Stock. The Capital One Series O Preferred Stock is collectively represented by 570,000 Capital One Series O Depositary Shares and the Capital One Series P Preferred Stock is collectively represented by 500,000 Capital One Series P Depositary Shares. Each holder of a Capital One Depositary Share will be entitled to the proportional rights of a share of Capital One Series O Preferred Stock or a share of Capital One Series P Preferred Stock, as applicable, represented by the Capital One Depositary Share. The Capital One Series O Depositary Shares are evidenced by receipts issued under the Deposit Agreement, dated as of October 31, 2017 (the “Series O Deposit Agreement”), by and among Discover, Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary (the “Depositary”), and the holders from time to time of the depositary receipts described therein, as amended by the Amendment to Deposit Agreement, dated as of May 18, 2025 (the “Amendment to the Series O Deposit Agreement”), by and among Capital One, Discover, and the Depositary. The Capital One Series P Depositary Shares are evidenced by receipts issued under the Deposit Agreement, dated as of June 22, 2020 (the “Series P Deposit Agreement”, and collectively with the Series O Deposit Agreement, the “Deposit Agreements”), by and among Discover, the Depositary, and the holders from time to time of the depositary receipts described therein, as amended by the Amendment to Deposit Agreement, dated as of May 18, 2025 (the “Amendment to the Series P Deposit Agreement,” and collectively with the Amendment to the Series O Deposit Agreement, the “Amendments to the Deposit Agreements”), by and among Capital One, Discover and the Depositary. Pursuant to the Amendments to the Deposit Agreements, Capital One assumed the obligations of Discover under the Deposit Agreements.

Capital One Series O Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) senior to Capital One Common Stock and to any other class or series of capital stock of Capital One, other than Capital One’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I, par value $0.01 per share (“Capital One Series I Preferred Stock”), Capital One’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J, par value $0.01 per share (“Capital One Series J Preferred Stock”), Capital One’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series K, par value $0.01 per share (“Capital One Series K Preferred Stock”), Capital One’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series L, par value $0.01 per share (“Capital One Series L Preferred Stock”), Capital One’s Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series M, par value $0.01 per share (“Capital One Series M Preferred Stock”) and Capital One’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series N, par value $0.01 per share (together with the Capital One Series I Preferred Stock, Capital One Series J Preferred Stock, Capital One Series K Preferred Stock, Capital One Series L Preferred Stock and Capital One Series M Preferred Stock, the “Existing Capital One Preferred Stock”) and the Capital One Series P Preferred Stock, that, by its terms, does not expressly provide that it ranks on parity with the new Capital One Series O Preferred Stock (collectively, the “Capital One Series O Junior Securities”) and (ii) on parity with each series of Existing Capital One Preferred Stock, the Capital One Series P Preferred Stock and any other class or series of capital stock of Capital One that, by its terms, expressly provides that it ranks on parity with the Capital One Series O Preferred Stock (collectively, the “Capital One Series O Parity Securities”).

Under the terms of Capital One Series O Preferred Stock, with certain limited exceptions, unless full dividends for the preceding dividend period on all outstanding shares of Capital One Series O Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, Capital One may not (i) declare, pay or set aside dividends or distributions on, or redeem, repurchase or acquire, Capital One Series O Junior Securities or (ii) repurchase, redeem or acquire Capital One Series O Parity Securities.

Capital One Series P Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) senior to Capital One Common Stock and to any other class or series of capital stock of Capital One, other than each series of Existing Capital One Preferred Stock and the Capital One Series O Preferred Stock, that, by its terms, does not expressly provide that it ranks on parity with the new Capital One Series P Preferred Stock (collectively, the “Capital One Series P Junior Securities”) and (ii) on parity with each series of Existing Capital One Preferred Stock, the Capital One Series O Preferred Stock and any other class or series of capital stock of Capital One that, by its terms, expressly provides that it ranks on parity with the Capital One Series P Preferred Stock (collectively, the “Capital One Series P Parity Securities”).

Under the terms of Capital One Series P Preferred Stock, with certain limited exceptions, unless full dividends for the preceding dividend period on all outstanding shares of Capital One Series P Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside, Capital One may not (i) declare, pay or set aside dividends or distributions on, or redeem, repurchase or acquire, Capital One Series P Junior Securities or (ii) repurchase, redeem or acquire Capital One Series P Parity Securities.

The foregoing descriptions of the terms of Capital One Series O Preferred Stock, Capital One Series P Preferred Stock and the Capital One Depositary Shares are qualified in their entirety by reference to the full text of the Certificates of Designations, the Deposit Agreements, the Amendments to the Deposit Agreements and the Forms of Depositary Receipt for the Capital One Depositary Shares, which are included as Exhibit 3.1, Exhibit 3.2, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 4.5 and Exhibit 4.6, respectively, and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement, as of the Effective Time, the size of the board of directors of Capital One (the “Board”) was increased to consist of a total of 15 directors, including the 12 directors of the Board immediately prior to the Effective Time and three former directors of Discover. The three former directors of Discover appointed by the Board to fill the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows: Thomas G. Maheras, Michael Shepherd and Jennifer L. Wong (each, a “New Director” and, collectively, the “New Directors”).

Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. Non-employee members of the Board will be compensated for such service as described in the proxy statement filed by Capital One in connection with its 2025 annual meeting of stockholders held on May 8, 2025, and in any information that Capital One files with the Commission that updates or supersedes that information.

Compensatory Arrangements

On May 16, 2025, the Board of Directors approved a special cash award in the amount of $500,000 to Andrew Young, the Company’s Chief Financial Officer, in recognition of his exceptional contributions in connection with the Transaction.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Transaction and in accordance with the Merger Agreement, Capital One filed two Certificates of Designations with the Delaware Secretary of State, establishing (i) the Capital One Series O Preferred Stock consisting of 5,700 authorized shares and (ii) the Capital One Series P Preferred Stock consisting of 5,000 authorized shares, respectively. The Certificates of Designations became effective on May 18, 2025, immediately prior to the Second Effective Time. For a description of the Certificates of Designations, see the section in the Joint Proxy Statement/Prospectus entitled “Description of New Capital One Preferred Stock.”

The foregoing summaries and referenced descriptions of the Certificates of Designations do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificates of Designations, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 8.01. Other Events

On May 18, 2025, Capital One issued a press release announcing the completion of the Transaction, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 19, 2024, by and among Discover Financial Services, Capital One Financial Corporation and Vega Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Capital One Financial Corporation’s Form 8-K, filed with the Commission on February 22, 2024).

3.1	Certificate of Designations of Fixed-to-Floating Rate Non-Cumulative, Perpetual Preferred Stock, Series O, of Capital One Financial Corporation, effective as of May 18, 2025.

3.2	Certificate of Designations of 6.125% Fixed-Rate Reset Non-Cumulative, Perpetual Preferred Stock, Series P, of Capital One Financial Corporation, effective as of May 18, 2025.

4.1	Deposit Agreement, dated as of October 31, 2017, by and among Discover Financial Services, Computershare Inc., Computershare Trust Company N.A. and the holders from time to time of the depositary receipts described therein.

4.2	Deposit Agreement, dated as of June 22, 2020, by and among Discover Financial Services, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts described therein.

4.3	Amendment to Deposit Agreement, effective as of May 18, 2025, by and between Capital One Financial Corporation (as successor in interest to Discover Financial Services), Discover Financial Services, Computershare Inc., Computershare Trust Company N.A. and the holders from time to time of the depositary receipts described therein.

4.4	Amendment to Deposit Agreement, effective as of May 18, 2025, by and between Capital One Financial Corporation (as successor in interest to Discover Financial Services), Discover Financial Services, Computershare Inc., Computershare Trust Company N.A. and the holders from time to time of the depositary receipts described therein.

4.5	Form of Depositary Receipt in respect of depositary shares representing 1/100th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, of Capital One Financial Corporation (included in Exhibit 4.3).

4.6	Form of Depositary Receipt in respect of depositary shares representing 1/100th interest in a share of 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, of Capital One Financial Corporation (included in Exhibit 4.4).

99.1	Press Release, dated May 18, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Matthew W. Cooper
Matthew W. Cooper
General Counsel and Corporate Secretary

Dated: May 19, 2025